UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2010

UDR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(720) 283-6120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 13, 2010, Thomas W. Toomey, Chief Executive Officer, President and Director of UDR, Inc. (the "Company"), entered into a pre-arranged stock trading plan to sell shares of the Company’s Common Stock (the "Trading Plan"). The Trading Plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934. In accordance with Rule 10b5-1, officers and directors of a public company may adopt a trading plan for selling stock of the public company, provided that the trading plan is entered into in good faith and only when the officer or director is not in possession of material, non-public information about the company.

The Trading Plan covers the sale of up to 100,000 shares of the Company’s Common Stock for the period commencing on December 13, 2010 and ending on December 31, 2010, subject to market conditions and the terms of the Trading Plan. Stock transactions executed for Mr. Toomey’s benefit under the Trading Plan will be disclosed in accordance with the applicable rules of the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

December 15, 2010	By:	David L. Messenger

Name: David L. Messenger
Title: Senior Vice President and Chief Financial Officer